UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2007

PLATINUM ENERGY RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-51553 (Commission File Number)	14-1928384 (IRS Employer Identification No.)

25 Phillips Parkway
Montvale, New Jersey 07645
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (845) 323-0434

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 18, 2007, our wholly owned subsidiary, Tandem Energy Corporation, a Delaware corporation (“TEC”), and Lothian Oil, Inc., a Delaware corporation (“Lothian”), entered into a Purchase and Sale Agreement (as amended, the “Agreement”). The Agreement was amended by the parties and the transaction consummated on December 27, 2007. Pursuant to the Agreement, TEC paid $6.2 million, subject to post-closing adjustments, in exchange for interests in approximately 100 oil and gas properties located in Chaves, Eddy and Lea Counties, New Mexico, including oil, gas and mineral leases, related lands, equipment and facilities, contracts, easements and permits. A copy of the press release announcing the completion of this acquisition is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

10.1	Purchase and Sale Agreement, dated December 18, 2007 entered into between Tandem Energy Corporation and Lothian Oil, Inc.
10.2	Amendment, dated December 27, 2007 to Purchase and Sale Agreement, dated December 18, 2007 entered into between Tandem Energy Corporation and Lothian Oil, Inc.
99.1	Press release dated December 28, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLATINUM ENERGY RESOURCES, INC.

Dated: January 2, 2008	By:	/s/ Barry Kostiner
Barry Kostiner
Chief Executive Officer

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